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                                                                 EXHIBIT 3.1.5

                              ARTICLES OF AGREEMENT

Know all men by these presents:


That we, the undersigned, desirous of forming a corporation under the laws of the State of Missouri, and more particularly under the provisions of Chapter 362, RSMo, thereto, for the purpose of converting a bank to a trust charter, have entered into the following agreements:

FIRST: That the name of this corporation shall be:

                                  Premier Bank
                      ------------------------------------


SECOND: That the bank shall be located at 815 W. Stadium Blvd. in the City of Jefferson City County of Cole, State of Missouri.


THIRD: That the amount of the capital stock of the corporation shall be $1,751,000.00 divided into 35,020 shares of the par value of $50.00 each; that this is the present number and amount of capital stock outstanding, and is to be paid in assets of Premier Bank, a state chartered bank, which assets will be assigned to the trust company on the date it is incorporated, that the net value of such assets is equal to at least the full amount of the aforesaid capital stock, that the surplus will be $3,251,000.00 and the undivided profits shall be $100,235.11 (as of 8-31-98).


FOURTH: That the names and places of residence of the several shareholders and the number of shares subscribed by each are as follows:

         NAME                                 RESIDENCE                   NUMBER OF SHARES
         ----                                 ---------                   ----------------

         Bruce W. Wiley                       2109 Julie Lane                     3,000
         Charles R. Willibrand                416 Valley View                     3,000
         Donald Krattli                       3109 Citadel                        3,000
         Larry Bloebaum                       3105 Citadel                        3,000
         Harold B. Remley                     601 E. McCarty                      3,000

FIFTH: The proposed resulting trust company, Premier Bank is and shall be considered the same business and corporate entity as and a continuation of the corporate entity and identity of, the converting state banking association, Premier Bank, although as to rights, powers and duties, the proposed resulting institution is a trust company incorporated under the laws of State of Missouri.



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SIXTH: That the name and places of residence of the proposed officers are as follows:

            NAME                              RESIDENCE
            ----                              ---------
         Bruce W. Wiley                   2109 Julie Lane, JC
         Steven A. Smith                  1603 Caton Drive, Columbia
         Mark Wm. Naeger                  5510 Saddlebrooke Lane, Lohman
         Randy Bono                       995 Diamond Ridge, JC
         Robert Kucsik                    3412 N. Ten Mile Dr., JC
         Tama Lootens                     6912 Bode Ferry Rd., JC
         James Smith                      5213B Collier Court, JC

SEVENTH: The Board of Directors shall consist of 6 shareholders, and the following are the names of those agreed upon as the first directors:

                              Charles R. Willibrand

                                 Bruce W. Wiley

                                Donald E. Krattli

                                Larry R. Bloebaum

                                Harold B. Remley

                                   Floyd Trim

EIGHTH: The duration of the corporation shall be perpetual.

NINTH: The purpose for which this corporation is formed is to have and exercise all rights and powers of a trust company under Chapter 362, RSMo. except that this corporation shall not execute as surety of any bond or act as trustee of any trust or engage in fiduciary activities without the written authorization of the Commissioner of Finance.

IN TESTIMONY WHEREOF, we have hereunto, this 9th day of September 1998 set our hands.

                                       DIRECTORS:


                                      /s/ Charles R. Willibrand
                                      --------------------------------------
                                      Charles R. Willibrand, Chairman




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                                  /s/ Larry R. Bloebaum
                                  --------------------------------------
                                  Larry R. Bloebaum


                                  /s/ Donald E. Krattli
                                  --------------------------------------
                                  Donald E. Krattli


                                  /s/ Harold B. Remley
                                  --------------------------------------
                                  Harold B. Remley


                                  /s/ Floyd Trim
                                  --------------------------------------
                                  Floyd Trim


STATE OF MISSOURI  )
                   ) SS.
COUNTY OF COLE     )


         On this 9th day of September, 1998, before me personally appeared the above directors to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notary seal the day and year above mentioned. My commission expires: 10/1/2001.


                                   /s/ Robert W. Kucsik
                                  ---------------------------------------
                                  Notary Public